EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123943) of SmartPros Ltd. and Subsidiary (the "Company") of our report dated February 24, 2006, relating to the financial statements of the Company included in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2005.


/s/ HOLTZ RUBENSTEIN REMINICK LLP
---------------------------------
Holtz Rubenstein Reminick LLP


Melville, New York
March 27, 2006